SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 19, 2002
(Date of earliest event reported)

Commission file number: 0-20704

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1208699 (I.R.S. Employer Identification No.)

4455 Table Mountain Drive, Golden, Colorado (Address of principal executive offices)	80403 (Zip Code)

(303) 215-4600
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

None required

Item 9. Regulation FD Disclosure

On February 19, 2002, Chinyun Kim filed a putative class action claim in District Court, Jefferson County, Colorado against us and certain of our shareholders and directors. The Complaint alleges that the defendants breached their fiduciary duties in connection with our issuance on August 15, 2000, of our Series B Preferred Stock to the Grover Coors Trust. The Complaint seeks to rescind the sale of the Series B Preferred Stock, unspecified damages and costs and attorney's fees. We intend to vigorously defend these claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2002

GRAPHIC PACKAGING CORPORATION

 By:   /s/ Jill B.W. Sisson, Esq.
         Jill B.W. Sisson, Esq.
        (General Counsel, Secretary)